EXHIBIT 10.7 Grant Date: ‹DATE› Option Price: ‹PRICE›

KCS ENERGY, INC.

DIRECTORS SUPPLEMENTAL STOCK OPTION AGREEMENT

Option granted to: Address:	«First_Name» «Last_Name» «Address_1» «Address_2» «City», «State» «Zip»

          This Stock Option Agreement (“Agreement”) is made by and between KCS Energy, Inc., a Delaware Corporation (the “Company”), having its office at 5555 San Felipe, Suite 1200 Houston, Texas 77056, and the Grantee, a non-employee director of the Company residing at the address set forth above, pursuant to Section 2.1.2 of the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the “Plan”).

          WHEREAS the Plan, a copy of which is attached hereto as Exhibit A, became effective upon the effective date of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code by order of the United States Bankruptcy Court dated January 30, 2001; and

          WHEREAS the Plan provides, among other things, for the annual automatic grant to eligible participants thereunder of an option to purchase (the “Option”) «NewStock_Options» shares of common stock, $.01 par value (the “Common Stock”), of the Company, at a price equal to 100 percent (100%) of the Fair Market Value (as defined in the Plan) of the Common Stock (the “Option Price”) determined on the date the Option is granted (the “Grant Date”); and

          WHEREAS the Grantee is eligible to receive a grant of an Option under the Plan, and the Grantee desires to accept the grant of such Option and to enter into this Agreement with the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

          FIRST: On the Grant Date, the Company hereby grants to the Grantee, and the Grantee hereby accepts, an Option to purchase at the Option Price up to 1,000 shares of Common Stock, on the terms and subject to the provisions and conditions set forth in the Plan and in this Agreement.

          SECOND: The Option will expire at the earlier of (i) ten years after the Grant Date, or (ii) one month after the Grantee ceases to serve as a director of the Company for any reason, or (iii) six months after the date of the Grantee’s death.

          THIRD: The Option is made subject to the following provisions, conditions and limitations, as well as to all the provisions, conditions and limitations stated in the Plan:

                    (a) The Option will not be transferable by the Grantee except by Will or the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee’s death) and, if then required under Rule 16b-3, will be exercisable during the lifetime of the Grantee only by such Grantee or his or her guardian or legal representative. In the event of the death of the Grantee, the Option may be exercised by the estate of the Grantee or by any person to whom the Grantee may have bequeathed the Option or whom the Grantee may have designated to exercise the Option under the Grantee’s Will or in a beneficiary designation filed with the Secretary of the Company, or by the Grantee’s personal representatives if the Grantee has died intestate, within the six month time period set forth in Section SECOND (ii).

                    (b) The Option shall be subject in all respects to any rules and regulations adopted from time to time by the President of the Company as the President deems proper for carrying out the purposes of the Plan. The interpretation and construction by the President of any provision of the Plan or this Agreement shall be final and binding on all parties.

                    (c) The Option is subject in all respects to the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

                    (d) In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of participants’ rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Common Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Common Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Common Stock to be subject to Options thereafter granted automatically thereunder, and (iii) the number and kind of shares of Common Stock issuable upon exercise of outstanding Options, or the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number.

                    (e) At least six months must elapse from the date of acquisition of the Option to the date of disposition of the Common Stock issuable upon exercise of the Option. This restriction will apply in addition to any other restriction under the Plan. An appropriate legend will be placed on stock certificates issued prior to the expiration of such six month period.

          FOURTH: (a) The Grantee shall exercise the Option by delivering or mailing to the President of the Company at the address of the Company set forth above, a written notice stating: (1) the Option to be exercised; (2) the number of shares of Common Stock in respect of which the Option is being exercised; (3) the name and address of the Grantee to be recorded on the stock records of the Company; and (4) the place where the certificate for the Common Stock then being purchased shall be delivered. With each such notice, the Grantee shall pay to the Company the full amount of the purchase price payable for the number of shares of Common Stock then being purchased. Payment shall be made in cash or check payable to the order of the Company, or in shares of Common Stock owned by the Grantee for at least one year prior to the exercise date of the Option and having a Fair Market Value on the date of such exercise equal to the Option Price, or any combination of these two methods.

                    (b) In the event the Option shall be exercised pursuant to Paragraph THIRD (a) hereof, by a person other than the Grantee, the Company may require appropriate proof of the right of such person to exercise the Option.

                    (c) The Company, within ten (10) days of receipt of a proper notice of exercise, payment in full of the Option Price, and investment representation, if one is required, will issue and deliver to the Grantee, in accordance with such written notice, a certificate for the number of shares of Common Stock then purchased. The time of such delivery, however, may be postponed by the Company for such period as it may require using reasonable diligence, to comply with the requirements of law.

          FIFTH: This Agreement shall be binding upon the Company, its successors and assigns and, subject to the provisions and conditions hereof, shall inure to the benefit of the legatees, distributees and legal representatives of the Grantee.

          SIXTH: This Agreement and the Plan embody the entire understanding and agreement of the parties in relation to the subject matter hereof and no promise, condition, representation or warranty, express or implied, not herein or therein stated shall bind either party hereto. Except as provided in the Plan, none of the terms and conditions of this Agreement may be changed, modified, waived or cancelled except by a writing, signed by the parties hereto specifying such change, modification, waiver or cancellation. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. A waiver by either party, at any time, of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. If any section, paragraph, sentence, word or other provision of this Agreement shall be deemed to be invalid or unenforceable, then all of the remaining Agreement sections, paragraphs, sentences, words or other provisions shall remain in full force and effect and shall be binding upon the Grantee.

          SEVENTH: This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          EIGHTH: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original as of the date set forth below and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          NINTH: The signature of the Grantee hereon will constitute the Grantee’s acknowledgement of receipt of a copy of the Plan, and the Grantee’s acceptance of this Agreement and all terms and provisions hereof. This Agreement shall become void and of no force and effect whatsoever, unless 21 days from the date hereof the Grantee returns to the Secretary of the Company a copy of this Agreement signed by the Grantee.

          IN WITNESS WHEREOF, the Grantee has executed this Agreement and the Company has caused this Agreement to be executed and attested in its name and on its behalf, by its duly authorized signatories, effective as of the Grant Date set forth above.

ATTESTED:	KCS ENERGY, INC.

——————————————— Secretary	By ——————————————— President

By ——————————————— Grantee